Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 3, 2008 with respect to the consolidated financial statements of e.PAK Resources (S) Pte Ltd included in the registration statement (Form S-4 No.333-148427) for the registration of up to 23,600,001 shares of its common stock and 14,733,334 warrants of ePAK International Limited and one purchase option exercisable for 300,000 shares of its common stock and 600,000 warrants of e.PAK International Limited.

Singapore

April 4, 2008